SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2013

TECHNOLOGY APPLICATIONS INTERNATIONAL CORPORATION.

(Exact name of Company as specified in its charter)

Florida	0-53698	27-1116025
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
18851 N.E. 29th Avenue, Suite 700, Adventura, Florida 33180
(Address of principal executive offices)
Phone: (786) 787-0402
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On September 30, 2013, Technology Applications International Corporation and its wholly-owned subsidiary Renuell Int’l, Inc., Florida corporations (the “Company”) entered into a partially exclusive Co-License Agreement (the “License Agreement”) by and amongst the National Aeronautics and Space Administration, an agency of the United States (“N.A.S.A.”) and the Administrators of the Tulane Educational Fund (“Tulane University”) for the use of U.S. Patent No. 6,730,498 B1, an invention entitled “Production of Functional Proteins: Balance of Shear Stress and Gravity,” which was issued on May 4, 2004 (the “Patent”). We currently use the Patent process to develop our anti-aging skin creams and shampoos. The License Agreement permits the Company to use the Patent as well as the name N.A.S.A., with its products, as per the terms of the License Agreement.

In consideration of the grant of the License Agreement, the Company will pay a 2% royalty to both N.A.S.A. and Tulane University on the gross sales of any royalty-base products, for a total of a 4% royalty. The License agreement further requires the Company to remit to N.A.S.A. and Tulane University a non-refundable license fee in the amount of Five Thousand Dollars ($5,000) each (for a total of $10,000) upon the execution of the

License Agreement. The Company also agrees to pay N.A.S.A. and Tulane University a minimum royalty of Five Thousand Dollars ($5,000) each (for a total of $10,000), at the end of each accounting period (“Accounting Period”). The Accounting Period shall begin on the date of the License Agreement and end on December 31, the first Accounting Period payment will be prorated. Subsequent Accounting Periods begin on January 1, and end on December 31, of each calendar year.

The License Agreement requires that the Company achieve a practical application of the Patent within three months from the commencement date of the License Agreement. Once a practical application is achieved the term of the agreement shall be equal to the unexpired term of the last patent to be in effect of the patent(s) encompassed under the Patent.  The Company further agrees that any products using the Patent process shall be substantially manufactured in the United States.

The foregoing summary description of the License Agreement is not complete and is qualified in its entirety by reference to the full text of the License Agreement. The License Agreement also contains customary events of default. For further information regarding the terms and conditions of the License Agreement, this reference is made to such agreement, which the Company has filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by this reference.

ITEM 1.02 Termination of a Material Definitive Agreement

On October 4, 2013, the Company terminated its distribution agreement (“Distribution Agreement”) by and between the Company and Regenetech, Inc., a Texas corporation, pursuant to the termination clauses contained within the Distribution Agreement as filed as Exhibit 10.7 as part of our Form S-1 Registration statement on December 27, 2012.  Regenetech, Inc., was in a material breach of contract of the Distribution Agreement, because Regenetech, Inc., failed to upkeep its license requirements with N.A.S.A. and the Tulane University in order to maintain the license in good standing.  Due to the material breach of contract by Regenetech, Inc., the termination of the Distribution Agreement does not contain any early termination penalties to the Company.

ITEM 2.03 Creation of a Direct Financial Obligation.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 9.01 Financial Statements and Exhibits

Exhibit 10.01 – Co-License Agreement by and between Technology Applications International Corporation and the National Aeronautics and Space Administration, dated September 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY APPLICATIONS INTERNATIONAL CORPORATION.

Date: October 4, 2013

By: /s/ Charles J. Scimeca

Charles J. Scimeca

President and CEO